                                                                 EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

I consent to the incorporation by reference in this Registration Statement (Form S-8 to be filed on or about December 2, 1996) pertaining to the One Up Corporation Employee Stock Purchase Plan of my reports dated March 31, 1996, with respect to the financial statements and schedules of One Up Corporation (formerly New York Acquisitions, Inc.) included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




   /s/  ANGEL E. LANA
-------------------------
Angel E. Lana, P.A.

Fort Lauderdale, Florida
December 24, 1996

























                                      -13-